Exhibit 10.59
MEDQUIST HOLDINGS INC.
RESTRICTED STOCK AWARD AGREEMENT
          THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award” or “Agreement”) is made by and between MedQuist Holdings Inc. (the “Company”) and Juergen Fritsch (the “Grantee”) as of this 18th day of August, 2011 (the “Effective Date”).
          WHEREAS, pursuant to that certain Agreement and Plan of Merger and Reorganization, dated July 11, 2011, by and among the Company, Multimodal Technologies, Inc., a Pennsylvania corporation (“Multimodal”) and certain other parties thereto, the Company acquired Multimodal (the “Transaction”); and
          WHEREAS, in order to induce the Grantee to join the employ of the Company in connection with the Transaction, and to further align the Grantee’s financial interests with those of the Company’s stockholders, the Board approved this Award of shares of common stock of the Company subject to the restrictions and on the terms and conditions contained in this Agreement (the “Restricted Stock”); and
          WHEREAS, this Award of Restricted Stock is intended to constitute a non-plan based “inducement grant,” as described in the Nasdaq Listing Rule 5635(c)(4).
          NOW, THEREFORE, in consideration of these premises and the agreements set forth herein, the parties, intending to be legally bound hereby, agree as follows:
     1. Award of Restricted Shares.
          (a) The Company hereby awards the Grantee 78,358 shares of Restricted Stock (the “Restricted Shares”).
          (b) The Company maintains the MedQuist Holdings Inc. 2010 Equity Incentive Plan (the “Plan”), which provides the general terms and restrictions for certain equity incentive awards to the Company’s employees, directors, consultants, and other individuals who provide services to the Company. This Award of Restricted Stock is not awarded pursuant to the Plan, but rather is intended to constitute a non-plan based “inducement grant,” as described in Nasdaq Listing Rule 5635(c)(4). Nonetheless, the terms and provisions of the Plan relating to restricted stock (including, without limitation, Section 9 of the Plan) are hereby incorporated into this Agreement by this reference, as though fully set forth herein, as if the Restricted Shares were granted pursuant to the Plan. Unless the context herein otherwise requires, the terms defined in the Plan shall have the same meanings herein.
     2. Vesting of Restricted Shares. The Restricted Shares are subject to forfeiture to the Company until they become vested and non-forfeitable in accordance with this Section 2. While subject to forfeiture, the Restricted Shares may not be sold, pledged, assigned, otherwise encumbered or transferred in any manner, whether voluntarily or involuntarily by the operation of law, except to (i) an immediate family member or (ii) a trust or other estate-planning vehicle (collectively, the “Permitted Transferees”), so long as any such Permitted Transferee, as a condition to such transfer, agrees in writing to be bound by the terms of this Agreement with respect to the Restricted Shares.
          (a) 100% of the Restricted Shares subject hereto shall become vested and non-forfeitable on the third anniversary of the Effective Date, provided the Grantee remains in continuous service with the Company through such date.

          (b) Upon cessation of the Service Relationship (hereinafter defined), any Restricted Shares which then remain forfeitable (determined after application of Section 2(c), below) will immediately and automatically, without any action on the part of the Company, be forfeited, and the Grantee will have no further rights with respect to those shares.
          (c) If the Service Relationship (as defined below) terminates due to the Grantee’s death, or if a Change in Control (as defined below) occurs during the Service Relationship, any otherwise unvested Restricted Shares will then become vested and non-forfeitable. Similarly, if the Service Relationship ceases due to a termination by the Company without “Cause”, due to the Grantee’s “Disability” or due to a resignation by the Grantee with “Good Reason” (each as defined in that certain Employment Agreement between the Grantee and the Company dated on or about the closing date of the Transaction (the “Employment Agreement”)), and the Grantee executes a release of claims in the form and manner described in Section 7(c)(iii) of the Employment Agreement within the timeframe established in the Employment Agreement, any otherwise unvested Restricted Shares will become vested and non-forfeitable when such release becomes irrevocable.
          (d) For purposes of this Agreement, “Service Relationship” means the Grantee’s employment or service with the Company or its parent or any subsidiary or Affiliate, whether in the capacity of an employee, director or a consultant. Unless otherwise determined by the Board, the Grantee’s Service Relationship shall not be deemed to have terminated merely because of a change in the capacity in which the Grantee renders service to the Company or a transfer between locations of the Company, its parent or any subsidiary or Affiliate or a transfer between the Company, its parent, or any subsidiary or Affiliate, provided that there is no interruption or other termination of the Service Relationship. Subject to the foregoing and the following sentence, the Company, in its discretion, shall determine whether the Grantee’s Service Relationship has terminated and the effective date of such termination. The following events shall not be deemed a termination of the Service Relationship:
               i. an approved leave of absence for sickness, or for any other purpose approved by the Board; provided, however, that if any such leave exceeds ninety (90) days, then on the ninety-first (91st) day of such leave, the Grantee’s Service Relationship shall be deemed to have terminated unless the Grantee’s right to return to service is guaranteed either by a statute or by contract; and
               ii. notwithstanding the foregoing, unless otherwise designated by the Board or required by law, a leave of absence shall not be treated as service for purposes of determining vesting under this Agreement.
          (e) For purposes of this Agreement, the term “Change in Control” means the occurrence of any one of the following:
               i. Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than (a) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (b) a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (c) Siris Capital Group, LLC or any of its affiliates is or becomes the “beneficial owner” (as defined in Rule 13d-3 under said Exchange Act), directly or indirectly, of securities of the Company by reason of having acquired such securities during the twelve month period ending on the date of the most recent acquisition (not including any securities acquired directly from the Company) representing 50% or more of the total combined voting power of the Company’s then outstanding voting securities (the “Voting Stock”);

               ii. the majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election; or
               iii. consummation of a reorganization, merger or consolidation resulting in a change described in (i) or (ii) of this definition, or the sale or other disposition of all or substantially all of the assets of the Company involving 50% or more of the total gross fair market value of all of the assets of the Company immediately before such sale of assets (a “Business Combination”), in each case, unless all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the total voting power represented by the voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination in substantially the same proportions as their ownership, immediately prior to the Business Combination of the Voting Stock of the Company.
     3. Issuance of Shares.
          (a) The Company will cause the Restricted Shares to be issued in the Grantee’s name either by book-entry registration or issuance of a stock certificate or certificates.
          (b) While the Restricted Shares remain forfeitable, the Company will cause an appropriate stop-transfer order to be issued and to remain in effect with respect to the Restricted Shares. As soon as practicable following the time that any Restricted Share becomes nonforfeitable (and provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such share), the Company will cause that stop-transfer order to be removed. The Company may also condition delivery of certificates for Restricted Shares upon receipt from the Grantee of any undertakings, customarily requested of other similarly situated recipients of restricted stock awards from the Company, that it may promptly determine are appropriate to facilitate compliance with federal and state securities laws.
          (c) If any certificate is issued in respect of Restricted Shares, that certificate will be legended and held in escrow by the Company or an agent of the Company. In addition, the Grantee may be required to execute and deliver to the Company a stock power with respect to those Restricted Shares. At such time as those Restricted Shares become nonforfeitable, the Company will cause a new certificate to be issued without that portion of the legend referencing the previously applicable forfeiture conditions and will promptly cause that new certificate to be delivered to the Grantee (provided that appropriate arrangements have been made with the Company for the withholding or payment of any taxes that may be due with respect to such shares).
     4. Substitute Property. If, while any of the Restricted Shares remain subject to forfeiture, there occurs a merger, reclassification, recapitalization, stock split, stock dividend or other similar event or transaction resulting in new, substituted or additional securities being issued or delivered to the Grantee by reason of the Grantee’s ownership of the Restricted Shares, such securities will constitute “Restricted Shares” for all purposes of this Agreement and any certificate issued to evidence such securities will immediately be deposited with the secretary of the Company (or his or her designee) and subject to the escrow described in Section 3, above.
     5. Rights of Grantee During Restricted Period. The Grantee will have the right to vote the Restricted Shares and to receive dividends and distributions with respect to the Restricted Shares; provided, however, that any cash dividends or distributions paid in respect of the Restricted Shares while those shares remain subject to forfeiture will be withheld by the Company and will be delivered to the

Grantee (without interest and net of any required tax withholding) only if and when the Restricted Shares giving rise to such dividends or distributions become vested and non-forfeitable.
     6. Securities Laws. The Board may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Restricted Shares are issued and sold in compliance with the requirements of any stock exchange or quotation system upon which the shares are then listed or quoted, the Securities Act of 1933 and all other applicable laws.
     7. Tax Consequences.
          (a) The Grantee acknowledges that the Company has not advised the Grantee regarding the Grantee’s income tax liability in connection with the grant or vesting of the Restricted Shares. The Grantee has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Grantee understands that the Grantee (and not the Company) shall be responsible for the Grantee’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.
          (b) If the Grantee makes an election under Section 83(b) of the Code with respect to the grant of the Restricted Shares, the Grantee agrees to notify the Company in writing on the day of such election. The amount includible in the Grantee’s income as a result of that election will be subject to tax withholding. The Grantee will be required to remit to the Company in cash, or make other arrangements reasonably satisfactory to the Company for the satisfaction of such tax withholding amount; failure to do so within five business days of making the Section 83(b) election will result in forfeiture of all the Restricted Shares.
     8. The Plan. Although this Award of Restricted Stock is not granted under the Plan, the terms of the Plan have been incorporated herein by reference. Accordingly, the Grantee agrees to be bound by all of the terms and conditions of the Plan, as such Plan may be amended from time to time in accordance with the terms thereof; provided, that no amendment to the Plan after the date hereof which adversely affects the Grantee’s rights hereunder or interest in the Restricted Shares will be binding on the Grantee without the Grantee’s prior written agreement (other than any such amendment which is required under applicable law or rules of the national market system on which the Company’s securities are traded). This Award of Restricted Stock will be administered by the Board or its designated Committee, who will have the same authority with respect to this Award of Restricted Stock as described in Section 4 of the Plan. A copy of the Plan in its present form has been provided to the Grantee on or prior to the date hereof. All questions regarding the interpretation of the terms of this Award of Restricted Stock, including all questions regarding the application and interpretation of Plan provisions incorporated herein, will be determined by the Board or its designated Committee, whose determination will be final, binding and conclusive.
     9. Covenant Not to Solicit.
          (a) While the Grantee is in service to the Company (or any of its subsidiaries or Affiliates), and for one year following cessation of the Grantee’s service to the Company (or any of its subsidiaries or Affiliates) for any reason, the Grantee shall not, directly or indirectly:
               i. cause, solicit, induce or encourage, or attempt to cause, solicit, induce or encourage, any actual or prospective customer, supplier or independent contractor of the Company or any of its subsidiaries or Affiliates (including any existing or former customer, supplier or independent contractor of the Company or any of its subsidiaries or Affiliates and any Person that becomes a customer, supplier or independent contractor of the Company or any of its subsidiaries or Affiliates on or after the date of termination of the Grantee’s service to the Company or any of its subsidiaries or Affiliates), or any other Person who has a business relationship with the Company or any of its subsidiaries or Affiliates, to terminate, modify or not establish any such actual or prospective relationship;
               ii. cause, solicit, induce or encourage, or attempt to cause, solicit, induce or encourage, any employee or other Person providing service to the Company or any of its subsidiaries or Affiliates, or any employee or other Person providing service to the Company or any of its subsidiaries or Affiliates during the immediately preceding rolling twelve (12) month period, to leave such employment or service, or hire, employ or otherwise engage any such Person; provided that the foregoing shall not prohibit any general solicitation or advertising activities not targeted at any such Person.
          (b) Acknowledgements. The Grantee acknowledges that the Restricted Shares would not be granted in the absence of the Grantee’s agreement to this Section 9.
          (c) Specific Enforcement. The Grantee acknowledges that any breach by the Grantee, willfully or otherwise, of this Section 9 will cause continuing and irreparable injury to the Company and its subsidiaries and Affiliates for which monetary damages would not be an adequate remedy. The Grantee shall not, in any action or proceeding to enforce any of the provisions of this Section 9, assert the claim or defense that such an adequate remedy at law exists. In the event of any such breach by the Grantee of any of the provisions of this Section 9, the Company shall be entitled to injunctive or other similar equitable relief in any court, without any requirement that a bond or other security be posted, and this Agreement shall not in any way limit remedies of law or in equity otherwise available to the Company.
          (d) Accounting. If the Grantee breaches any of the provisions of this Section 9, the Company will have the right and remedy to require the Grantee to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Grantee as the result of such breach. This right and remedy will be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.
          (e) Enforceability in Multiple Jurisdictions. If any court holds the provisions of this Section 9 unenforceable, it is the intention of the parties hereto that such determination not bar, or in any way affect, the right of the Company to the relief herein provided in the courts of any other jurisdiction.
          (f) Disclosure and Extension of Restrictive Covenants. The Grantee shall promptly disclose the existence and terms of this Section 9 to any party that the Grantee may be employed by or provide services to while the restrictions of this Section 9 remain in effect. If the Grantee breaches this Agreement in any respect, the restrictions contained in that section will be extended for a period equal to the period that the Grantee was in breach.
          (g) Survival. The obligations contained in this Section 9 shall survive the cessation of any relationship between the Grantee and the Company or its subsidiaries or Affiliates.
          (h) Successors and Assigns. The Company may assign its rights under Section 9 of this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise. The duties and obligations of the Grantee hereunder are personal to the Grantee and may not be assigned by the Grantee.
     10. Consent to Electronic Delivery. The Grantee hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Agreement, the Plan and any other compensation or benefit plan or arrangement in effect from time to time (including, without limitation, reports, proxy statements or other documents that are required to be delivered to participants in such plans or arrangements pursuant to federal or state laws, rules or regulations). For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail or e-mail notification that such documentation is available on the Company’s intranet site. Upon written request, the Company will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to the Company.
     11. Entire Agreement. This Agreement, including the terms incorporated herein by reference, represents the entire agreement between the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof. Notwithstanding anything to the contrary, this Agreement will not supersede any other restrictive covenant agreement between the Grantee and the Company or any of its Affiliates and the Grantee shall be bound both by the restrictions set forth in such other restrictive covenants agreements and the restrictions set forth in this Agreement.
     12. Severability. Whenever possible, each provision and term of this Agreement shall be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited or invalid, then such provision or term will be ineffective only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in this Agreement are held to be unreasonable, arbitrary or against public policy, such covenants will be considered divisible with respect to scope, time and geographic area, and in such lesser scope, time and geographic area, will be effective, binding and enforceable against the Grantee.
     13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws. Any legal proceeding arising out of or relating to this Agreement will be instituted in a state or federal court in the State of Delaware, and the Grantee and the Company hereby consent to the personal and exclusive jurisdiction of such court(s) and hereby waive any objection(s) that they may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.
     14. Amendment. This Agreement may only be amended by a writing signed by each of the parties hereto.
     15. Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.
     16. Clawback.
          (a) Grantee’s Conduct. Notwithstanding anything to the contrary contained herein, if the Company as a result of misconduct or fraud is required to prepare a financial restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, where the Grantee (i) engaged in fraud resulting in such financial restatement, or (ii) knowingly or through gross negligence engaged in misconduct resulting in such financial restatement, the Grantee shall forfeit any or all of the Restricted Shares, whether or not vested, then held by the Grantee and repay to the Company an amount in cash equal to all or any portion of the sales proceeds received by the Grantee in connection with the sale or other disposition of any such Restricted Shares during the three-year period preceding the date on which the Company first determines that it must prepare the financial restatement

(or, if no proceeds were received by the Grantee in any such disposition, an amount equal to the aggregate fair market value of the Restricted Shares so disposed of, determined as of the date of such disposition). For the avoidance of doubt, the Grantee’s failure to have personal knowledge of the conduct of any other individual that contributed to a financial restatement shall not, in and of itself, be sufficient to trigger this provision.
          (b) Conduct of Others or Errors. Notwithstanding anything to the contrary contained herein, the Grantee shall repay the Company any amount in excess of what the Grantee should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculation or other administrative error) with respect to any sale or other disposition of any Restricted Shares during the three-year period preceding the date on which the Company first determines that it must prepare the financial restatement or otherwise first discovers the mistake or error and promptly notifies the Grantee.
          (c) Compliance. The Grantee will agree to revise this Section 16 to the extent necessary for the Company to comply with any regulatory guidance promulgated under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.
[signature page follows]

     IN WITNESS WHEREOF, the Company’s duly authorized representative and the Grantee have each executed this Restricted Stock Award Agreement on the respective date below indicated.

MEDQUIST HOLDINGS INC.

/s/ Tony James

By Name: Anthony James Title: Chief Financial Officer Date: August 18, 2011

GRANTEE

/s/ Juergen Fritsch

Signature Name: Juergen Fritsch Date: 7-12-2011
Signature Page to Restricted Award Agreement